UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2007

EARTHLINK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15605	58-2511877
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia      30309

(Address of principal executive offices)     (Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

In March 2005, EarthLink, Inc. (“EarthLink”) and SK Telecom Co., Ltd. (“SKT”) entered into an agreement to form HELIO, a joint venture to market wireless voice and data services in the U.S. The joint venture consists of two entities – a management company, HELIO, Inc., and an operating company, HELIO LLC.

EarthLink and SKT agreed to redefine their obligations with respect to HELIO and on November 7, 2007, EarthLink, SK Telecom USA Holdings, Inc. (“SKT USA”) and HELIO LLC entered into a Contribution Agreement and agreed that SKT may make up to $270 million in additional equity contributions to HELIO. Initially, subject to regulatory approvals, SKT USA will make a $70 million equity contribution to HELIO (the “Required Capital Contribution”). Upon SKT USA’s payment of the Required Capital Contribution, EarthLink will own approximately 39% of HELIO and EarthLink, SKT, SKT USA, HELIO, Inc. and HELIO LLC will enter into amended and restated versions of each of (a) the Limited Liability Company Agreement of HELIO LLC, (b) the Certificate of Incorporation of HELIO, Inc., (c) the Stockholders’ Agreement of HELIO, Inc. and (d) the Bylaws of HELIO, Inc. (the “Amended Agreements”).

In accordance with the Amended Agreements, if SKT commits to make an additional cash contribution to HELIO of $80 million by June 30, 2008, certain operating restrictions on SKT will be modified. EarthLink retains the right to make additional investments in HELIO under the Amended Agreements.

As set forth in the Amended Agreements, EarthLink will be permitted to have two EarthLink representatives on the HELIO, Inc. board of directors for as long as it owns at least 20 percent of HELIO and one representative as long as it owns at least 10 percent. EarthLink has designated Rolla P. Huff and Thomas E. Wheeler as its representatives. In addition, EarthLink’s governance rights with respect to HELIO will be modified.

In July 2007, EarthLink entered into a Note Purchase and Security Agreement and Guaranty with HELIO (the “Note Purchase Agreement”) and EarthLink and an affiliate of SKT each purchased a $30 million secured promissory note (the “Existing Notes”) from HELIO, Inc. Upon payment of the Required Capital Contribution, EarthLink and SKT will cancel the Existing Notes and HELIO, Inc. will issue to each of EarthLink and an affiliate of SKT a new $30 million secured exchangeable promissory note (the “New Notes”). Pursuant to the terms of the Note Purchase Agreement, the New Notes will bear interest at 10% per annum, payable at maturity, and may be prepaid by HELIO at any time without penalty. The New Notes mature on July 23, 2010, unless amounts thereunder become due and payable earlier by acceleration or otherwise. The New Notes are exchangeable for membership units of HELIO LLC at any time up to the maturity date.

The Contribution Agreement, the form of Amended Agreements and the form of the New Note held by EarthLink are filed as Exhibits 10.1 to 10.6 hereto and are incorporated herein by reference.

On November 7, 2007, EarthLink issued a press release announcing the entry into the Contribution Agreement and the terms of the Amended Agreements. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Contribution Agreement among HELIO LLC, HELIO, Inc., SK Telecom USA Holdings, Inc. and EarthLink, Inc., dated November 7, 2007

10.2	Form of Second Amended and Restated Limited Liability Company Agreement of HELIO LLC

10.3	Form of Second Amended and Restated Certificate of Incorporation of HELIO, Inc.

10.4	Form of Amended and Restated Stockholders’ Agreement by and among SK Telecom Co., Ltd., EarthLink, Inc. and HELIO, Inc.

10.5	Form of Bylaws of HELIO, Inc.

10.6	Form of Secured Exchangeable Promissory Note from HELIO, Inc. to EarthLink, Inc.

99.1	Press release, dated November 7, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC. (Registrant)

	By:	/s/ KEVIN M. DOTTS

Name: Kevin M. Dotts
Title: Chief Financial Officer

Date: November 7, 2007

Exhibit Index

Exhibit No.	Description

10.1	Contribution Agreement among HELIO LLC, HELIO, Inc., SK Telecom USA Holdings, Inc. and EarthLink, Inc., dated November 7, 2007

10.2	Form of Second Amended and Restated Limited Liability Company Agreement of HELIO LLC

10.3	Form of Second Amended and Restated Certificate of Incorporation of HELIO, Inc.

10.4	Form of Amended and Restated Stockholders’ Agreement by and among SK Telecom Co., Ltd., EarthLink, Inc. and HELIO, Inc.

10.5	Form of Bylaws of HELIO, Inc.

10.6	Form of Secured Exchangeable Promissory Note from HELIO, Inc. to EarthLink, Inc.

99.1	Press release, dated November 7, 2007